UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 1, 2018

WEED, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-219922	83-0452269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 N. Post Trail
Tucson, AZ 85750

 (Address of principal executive offices)  (zip code)

(520) 818-8582

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2018, Patrick E. Williams, PhD, resigned from our Board of Directors, effective immediately. Mr. Williams also resigned from all officer positions he held with WEED, Inc. and WEED Australia, Inc., effective immediately. We are not aware of any disagreements Mr. Williams had with us required to be disclosed under this Item. In connection with the filing of this Form 8-K, we provided Mr. Williams with a copy of this disclosure in Item 5.02. If Mr. Williams provides a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 or, if not, stating the respects in which he does not agree and such letter includes information required to be disclosed by us under this Item, then we will disclose such letter as an exhibit to an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEED, Inc., a Nevada corporation

September 20, 2018	By:	/s/ Glenn E. Martin
Glenn E. Martin, Chief Executive Officer
(Principal Executive Officer)

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